Exhibit 23.1

Dohan and Company

7700 North Kendall Drive, 200

Certified Public Accountants

Miami, Florida     33156-7564

A Professional Association

Telephone      (305) 274-1366

Facsimile      (305) 274-1368

E-mail         info@uscpa.com

Internet        www.uscpa.com

                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Registration Statement on Form SB-2, Amendment No. 3, for Rapa Mining, Inc. of our report dated February 25, 2003, relating to financial statements for the period from inception(December 11, 2003)to January 31, 2004 and to the reference of us under the heading “Experts” in the Registration Statement.

                                      /s/ Dohan and Company, P.A., CPA's

July 18, 2004

Member:

Florida Institute of Certified Public Accountants

American Institute of Certified Public Accountants - Private Companies

and SEC Practice Sections